EXHIBIT 99.1

GECMC 2005-C1 - New Issue    $1.707Bln Fixed Rate Conduit CMBS
GE Commercial Mortgage Corporation Pass-Through Certicates Series 2005-C1

Bookrunners:     Deutsche Bank/Banc of America         Loan Sellers
Co-Managers:     JPMorgan/Citigroup/Merrill            ------------
Rating Agencies: S&P/Fitch/DBRS                        GECC       54%
                                                       GACC (DB)  26%
                                                       BOA        20%

Collateral Highlights:                             Preliminary Schedule:
- Top 10 loans: 36.6% of Initial Pool Balance      ---------------------
- 130 Loans / 141 Properties                       Term Sheet - Fri, Jan
28
- 71.2% LTV / 63.7% Balloon LTV                    Red        - Fri, Jan
28
- 1.52x DSCR                                       Roadshow   - See Below
                                                   Pricing    - Fri, Feb 4
                                                   Closing    - Wed, Feb
23

Property Types:         State Concentrations:
--------------          --------------------
  RT  34%                    CA  18%
  OF  31%                    IL   9%
  MF  20%                    NY   9%
  SS   8%                    VA   6%
  HT   4%                    MI   6%
  IN   2%                    FL   6%
  (MF includes 1% MHP)       WA   6%
                             (All other concentrations are less than 5%)

Roadshow Schedule:
------------------
Friday, Jan 28 - 8.30 Hartford Goodwin Hotel / 12.30 Boston DB Offices Monday, Jan 31 - 8.00 Chicago DB Offices / 1.00 Minneapolis Grand Hotel Tuesday, Feb 1 -
2.00 Investor Call / NY Meetings Weds, Feb 2 - NY Meetings


DISCLAIMER:
This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and Prospectus Supplement. Copies of the final Prospectus and Prospectus Supplement may be obtained from Scott Waynebern/Heath Forusz (212-250-5149 - 60 Wall Street 3rd floor, NY, NY 10005) or Geordie Walker/Chris Springer (704-388-1597 - 214 North Tryon Street, Charlotte, NC 28255). The securities may not be sold, and offers to buy may not be accepted, until a final Prospectus Supplement can be delivered. Any decision to invest in such securities should be made only after reviewing such Prospectus and Prospectus Supplement. Deutsche Bank Securities Inc., Banc of America Securities, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.